Exhibit 99.2

The Clorox Company

Supplemental Information – Volume Growth

	% Change vs. Prior Year
Business Segment	FY06					FY07					Major Drivers of Change
	Q1	Q2	Q3	Q4	FY	Q1	Q2	Q3	Q4	FY

Laundry / Home Care	-2%	5%	3%	-5%	0%	1%	-6%	9%	-4%	0%	Q4 decline driven by consumption declines following strong volume and heavy merchandising activity in Q3, and continuing competitive activity in color-safe bleach and disinfecting wipes.

Water Filtration / Canada / Auto / PPD (1)	5%	0%	-15%	3%	-2%	-5%	-3%	11%	4%	2%	Q4 growth due to Canadian bleach acquisition partially offset by soft consumption in Auto due to poor April weather.

Total Household Group – North America (2)	0%	4%	-3%	-3%	-1%	0%	-5%	9%	-1%	1%

Bags & Wraps	-7%	1%	-1%	-6%	-3%	-7%	-6%	6%	4%	-1%	Q4 increase behind merchandising in trash and food bags and strong shipments in wraps.

Litter / Food / Charcoal	3%	-2%	3%	2%	2%	1%	6%	6%	0%	3%	Q4 flat versus prior year due to strong results in cat litter behind activated carbon product improvement offset by declines in charcoal related to poor April weather and price increase.

Total Specialty Group	-1%	0%	2%	0%	0%	-2%	0%	6%	2%	1%

Total North America (2)	0%	2%	-1%	-2%	0%	-1%	-3%	8%	0%	1%

Total International	14%	1%	4%	6%	6%	1%	10%	13%	12%	9%	Q4 increase driven by strong results in Latin America behind category growth and the bleach acquisition.

Total Clorox	1%	2%	0%	-1%	1%	-1%	-1%	8%	2%	2%

(1)	PPD represents Professional Products Division
(2)	North America includes U.S. and Canadian results.

The Clorox Company

Supplemental Information – Sales Growth

	% Change vs. Prior Year
Business Segment	FY06					FY07					Major Drivers of Change
	Q1	Q2	Q3	Q4	FY	Q1	Q2	Q3	Q4	FY

Laundry / Home Care	1%	7%	8%	2%	4%	4%	-4%	4%	-6%	-1%	Q4 decrease driven by lower shipments and high levels of trade spending in response to competitive activity.

Water Filtration / Canada / Auto / PPD (1)	8%	5%	-4%	13%	5%	6%	1%	8%	4%	5%	Q4 growth primarily driven by increased shipments in Canada.

Total Household Group – North America (2)	3%	6%	4%	6%	5%	5%	-2%	5%	-2%	1%

Bags & Wraps	6%	14%	16%	6%	11%	6%	6%	3%	-2%	3%	Q4 decline driven by high levels of trade spending in response to competitive activity.

Litter / Food / Charcoal	1%	-1%	5%	3%	2%	6%	11%	10%	3%	7%	Q4 increase primarily due to the benefit of the charcoal price increase.

Total Specialty Group	3%	6%	9%	5%	6%	6%	8%	7%	1%	5%

Total North America (2)	3%	6%	7%	5%	5%	5%	3%	6%	-1%	3%

Total International	21%	6%	7%	3%	9%	4%	9%	16%	21%	12%	Q4 growth driven by strong shipments, favorable currency, the bleach acquisition and the benefit of price increases.

Total Clorox	5%	6%	7%	5%	6%	5%	3%	7%	2%	4%

(1)	PPD represents Professional Products Division
(2)	North America includes U.S. and Canadian results.

The Clorox Company
Adjusted Operating Profit and Earnings Before Interest and Taxes (Unaudited) (1)
Reconciliation schedule of adjusted operating profit and earnings before interest and taxes (EBIT) to earnings from continuing operations before income taxes
Dollars in millions and percentages based on rounded numbers
Fiscal Year 2007

	Three months ended				Twelve months ended
	9/30/06	12/31/06	3/31/07	6/30/07	6/30/07

Net sales	$1,161	$1,101	$1,241	$1,344	$4,847

Gross profit	$498	$462	$537	$594	$2,091
Gross margin	42.9%	42.0%	43.3%	44.2%	43.1%

Adjusted operating expenses (2)	$296	$298	$309	$321	$1,224

Adjusted operating profit (3)	$202	$164	$228	$273	$867
Adjusted operating profit margin (3)	17.4%	14.9%	18.4%	20.3%	17.9%

Restructuring and asset impairment costs	$0	$4	$9	$0	$13
Other expense (income), net (4)	$0	($2)	($2)	$9	$5

EBIT (5)	$202	$162	$221	$264	$849
EBIT margin (5)	17.4%	14.7%	17.8%	19.6%	17.5%

Interest expense	$29	$29	$28	$27	$113
Interest income	($2)	($3)	$0	($2)	($7)

Earnings from continuing operations before income taxes	$175	$136	$193	$239	$743
Fiscal Year 2006

	Three months ended				Twelve months ended
	9/30/05	12/31/05	3/31/06	6/30/06	6/30/06

Net sales	$1,104	$1,064	$1,157	$1,319	$4,644

Gross profit	$466	$436	$480	$577	$1,959
Gross margin	42.2%	41.0%	41.5%	43.7%	42.2%

Adjusted operating expenses (2)	$280	$285	$277	$338	$1,180

Adjusted operating profit (3)	$186	$151	$203	$239	$779
Adjusted operating profit margin (3)	16.8%	14.2%	17.5%	18.1%	16.8%

Restructuring and asset impairment costs	$1	$0	$0	$0	$1
Other expense (income), net (4)	$3	$1	$5	($1)	$8

EBIT (5)	$182	$150	$198	$240	$770
EBIT margin (5)	16.5%	14.1%	17.1%	18.2%	16.6%

Interest expense	$30	$32	$33	$32	$127
Interest income	($2)	($2)	($3)	($3)	($10)

Earnings from continuing operations before income taxes	$154	$120	$168	$211	$653
(1)	In accordance with SEC’s Regulation G, this schedule provides the definition of a non-GAAP measure and the reconciliation to the most closely related GAAP measure.

Management believes the presentation of adjusted operating profit and margin, and EBIT and EBIT margin provides additional useful information to investors about current trends in the business. Adjusted operating profit is a taken into account in determining management’s incentive compensation and the Company’s contribution to employee profit sharing plans.

(2)	Adjusted operating expenses (a non-GAAP measure) represents selling and administrative expenses, advertising costs and research and development costs and excludes the following expenses: restructuring and asset impairment costs, other expense (income), net, and interest income and expense.

(3)	Adjusted operating profit (a non-GAAP measure) represents earnings from continuing operations before income taxes (a GAAP measure), excluding restructuring and asset impairment costs, other expense (income), net, and interest income and expense, as reported above. Adjusted operating profit margin is a measure of adjusted operating profit as a percentage of net sales.

(4)	Other expense (income), net on the Consolidated Statements of Earnings (Unaudited) includes interest income whereas interest income is shown separately on this schedule.

(5)	EBIT (a non-GAAP measure) represents earnings from continuing operations before income taxes (a GAAP measure), excluding interest income and expense, as reported above. EBIT margin is a measure of EBIT as a percentage of net sales.

The Clorox Company

Supplemental Information – Balance Sheet
(Unaudited)
As of June 30, 2007
Working Capital Update

	Q4
	FY 2007	FY 2006	Change	Days (5)	Days (5)
	($ millions)	($ millions)	($ millions)	FY 2007	FY 2006	Change

Receivables, net	$460	$435	$25	30	28	2 days

Inventories	$309	$292	$17	39	41	-2 days

Accounts payable (1)	$329	$329	$0	39	42	-3 days

Accrued liabilities	$507	$474	$33

Total WC (2)	-$3	-$7	$4

Total WC % net sales (3)	-0.1%	-0.1%

Average WC (2)	$34	$33	$1

Average WC % net sales (4)	0.6%	0.6%

•	Receivables increased primarily as a result of higher sales and price increases. Increase in days of receivables is primarily due to growth in International receivables which generally have longer collection times.

•	Inventory increased mainly due to low inventory levels in the prior period and pre-build for Q1 merchandising events and new products.

•	Accrued liabilities increased primarily due to higher trade and marketing spending levels.
Supplemental Information – Cash Flow
(Unaudited)
As of June 30, 2007
Capital expenditures were $51 million (YTD = $147 million)
Depreciation and amortization was $49 million (YTD = $192 million)
Cash provided by operations
Net cash provided by operations in the fourth quarter was $282 million, compared with $301 million provided by operations in the year-ago quarter. The year-over-year decrease was mainly due to changes in working capital (primarily increased inventories) partially offset by higher earnings.

(1)	Days of accounts payable is calculated as follows: average accounts payable / [(cost of products sold + change in inventory) / 90].

(2)	Working capital (WC) is defined in this context as current assets minus current liabilities excluding cash and short-term debt, based on end of period balances. Average working capital represents a two-point average of working capital.

(3)	Represents working capital at the end of the period divided by annualized net sales (current quarter net sales x 4).

(4)	Represents a two-point average of working capital divided by annualized net sales (current quarter net sales x 4).

(5)	Days calculations based on a two-point average.

The Clorox Company

Supplemental Information – Gross Margin Drivers
The table below provides detail on the drivers of gross margin change versus the prior year.

Change vs. Prior Year (basis points)
Driver	FY06					FY07
	Q1	Q2	Q3	Q4	FY	Q1	Q2	Q3	Q4	FY

Cost savings	+270 bp	+290 bp	+240 bp	+180 bp	+250 bp	+190 bp	+240 bp	+280 bp	+200 bp	+230 bp

Pricing changes	+140 bp	+170 bp	+210 bp	+190 bp	+160 bp	+210 bp	+160 bp	+140 bp	+80 bp	+150 bp

Market movement (commodities)	-360 bp	-400 bp	-420 bp	-300 bp	-360 bp	-280 bp	-190 bp	+40 bp	-40 bp	-110 bp

Manufacturing & logistics (1)	-130 bp	-150 bp	-170 bp	-120 bp	-150 bp	-90 bp	-110 bp	-120 bp	-70 bp	-100 bp

All other (2)	-60 bp	-120 bp	+110 bp	+10 bp	0 bp	+40 bp	0 bp	-160 bp	-120 bp	-80 bp

Gross margin change vs prior year	-140 bp	-210 bp	-30 bp	-40 bp	-100 bp	+70 bp	+100 bp	+180 bp	+50 bp	+90 bp

(1)	Manufacturing & Logistics includes the change in the cost of diesel fuel.

(2)	All other includes all other drivers of gross margin change which are usually of an immaterial nature. Examples of drivers included: volume change, trade and consumer spending, foreign currency, etc. If a driver included in all other is deemed to be material in a given period, it will be disclosed as part of the company’s earnings release.

The Clorox Company

Economic Profit (Unaudited)(1)
Reconciliation schedule of earnings from continuing operations before income taxes to economic profit (EP)
Dollars in millions and all calculations on a rounded basis

	FY07	FY06

Earnings from continuing operations before income taxes	$743	$653

Non-cash restructuring and asset impairment costs (2)	4	0

Interest expense (3)	113	127

Earnings from continuing operations before income taxes, non-cash restructuring and asset impairment costs, and interest expense	$860	$780

Adjusted after tax profit (4)	$574	$530

Average capital employed (5)	$2,165	$2,024

Capital charge (6)	195	182

Economic profit (7) (Adjusted after tax profit less capital charge)	$379	$348

% increase over prior year	+8.9%

(1)	In accordance with SEC’s Regulation G, this schedule provides the definition of a non-GAAP measure and the reconciliation to the most closely related GAAP measure.

Management believes the presentation of economic profit (EP) provides additional information to investors about current trends in the business. EP is used by management to evaluate business performance and will be taken into account in determining management’s incentive compensation and the Company’s contribution to employee profit sharing plans in fiscal year 2008. EP represents profit generated over and above the cost of paying for assets used by the business to generate that profit.

(2)	Non-cash restructuring and asset impairment costs are added back to earnings and adjusted capital employed to more closely reflect cash earnings and the total capital investment used to generate those earnings.

(3)	Interest expense is added back to earnings because it is included as a component of the capital charge.

(4)	Adjusted after tax profit represents earnings from continuing operations before income taxes, non-cash restructuring and asset impairment costs, and interest expense, after tax. The tax rate applied is the effective tax rate on continuing operations which was 33.2% and 32.1% in fiscal years 2007 and 2006, respectively.

(5)	Total capital employed represents total assets less non-interest bearing liabilities. Adjusted capital employed represents total capital employed adjusted to add back non-cash restructuring and asset impairment costs. Average capital employed represents a two-point average of adjusted capital employed for the current year and total capital employed for the prior year, based on year-end balances. See below for details of the average capital employed calculation:

	FY07	FY06	FY05
Total assets	$3,666	$3,616	$3,617

Less:
Accounts payable	329	329	347
Accrued liabilities	507	474	614
Income taxes payable	17	19	26
Other liabilities	516	547	618
Deferred income taxes	90	129	82

Non-interest bearing liabilities	1,459	1,498	1,687

Total capital employed	2,207	2,118	$1,930

Non-cash restructuring and asset impairment costs	4	0

Adjusted capital employed	$2,211	$2,118

Average capital employed	$2,165	$2,024

(6)	Capital charge represents average capital employed multiplied by the weighted-average cost of capital. Weighted-average cost of capital is the blended average of the cost of the Company’s debt and equity capital. The weighted-average cost of capital used to calculate capital charge was 9% for both fiscal years 2007 and 2006.

(7)	EP represents earnings from continuing operations before income taxes, non-cash restructuring and asset impairment costs, and interest expense, after tax, less a capital charge (as defined above).

The Clorox Company Updated: 8-2-07

U.S. Price Increases From CY2003 - CY2005

	Average
Brand / Product	Increase*	Effective Date

Glad® trash bags	6%	October 2003
Charcoal	5%	December 2003
Cat litter	4%	May 2004
Glad® trash bags	13%	February 2005
GladWare disposable containers	12%	February 2005
Clorox® liquid bleach	9%	July 2005
Clorox 2® bleach for colors, Clorox Clean-Up® cleaner	5%	July 2005
Glad® food bags	7%	August 2005
Cat litter	5%	October 2005

U.S. Price Increases From CY2006 - CY2007

	Average
Brand / Product	Increase*	Effective Date

Clorox® liquid bleach, Clorox Clean-Up® and Tilex® cleaners	8%	January 2006
Match Light® charcoal	6%	January 2006
Kingsford® lighter fluid	10%	January 2006
Armor All® auto-care products	9%	January 2006
STP® functional fuel products	9%	January 2006
Brita® pour-through filters	7%	January 2006
Brita® pitchers	5%	January 2006
GladWare® food-storage containers	9%	January 2006
Glad® trash bags	15%	February 2006
Cat litter	6%	June 2006
STP® functional fuel products	17%	October 2006
Charcoal and lighter fluid	4 - 8%	January 2007
Hidden Valley Ranch® salad dressing	6%	October 2007
		(anticipated)

*	Average % increase reflects brand averages rounded to the whole percent. Individual SKUs vary vs. the average.
Note: This communication reflects pricing actions on primary items.

The Clorox Company

Supplemental Information — Earnings per Diluted Share Outlook (1) (2)

	FY08 Outlook
Projected diluted EPS	$3.27	—	$3.46

Anticipated restructuring charges	$0.25	—	$0.21

Projected adjusted diluted EPS	$3.52	—	$3.67

(1)	In accordance with SEC’s Regulation G, this schedule provides a reconciliation of adjusted diluted EPS (to be referenced in our analyst conference call on August 2, 2007) to the most comparable GAAP measure referenced in the outlook section of our press release dated August 2, 2007 and the above table.
(2)	These projected ranges are forward-looking statements based on management’s estimates, assumptions and projections, and actual results could differ materially from those discussed above. Please see the forward-looking statements section of our press release dated August 2, 2007 and our SEC filings for important factors that could affect performance and cause actual results to differ materially from management’s expectations.